As filed with the Securities and Exchange Commission on September 20, 2022

Registration No. 333-266965

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Amendment No. 5 to

 FORM F-1
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

INNOVATION BEVERAGE GROUP LIMITED

 (Exact Name of Registrant as Specified in its Charter)

Australia	2080	Not applicable
(State or Other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

INNOVATION BEVERAGE GROUP LIMITED

 29 Anvil Road

Seven Hills, NSW 2147

Australia

Tel: +61 (02) 9620 4574

Sichenzia Ross Ference LLP

 1185 Avenue of the Americas, 31th Floor

New York, NY 10036

Tel: (212) 930-9700

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies of all correspondence to:

Darrin Ocasio, Esq. Glenn Burlingame, Esq. Sichenzia Ross Ference LLP 1185 Avenue of the Americas, 31th Floor New York, NY 10036 Tel: (212) 930-9700 Fax: (212) 930 9725	Ross Carmel, Esq. Jeffrey P. Wofford, Esq. Carmel, Milazzo & Feil LLP 55 W. 39th Street, 18th Floor New York, NY 10018 Tel: (212) 658-0458 Fax: (646) 838-1314

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933.

Emerging growth company ☒

If an emerging growth company that prepares its financial statements in accordance with U.S. GAAP, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards† provided pursuant to Section 7(a)(2)(B) of the Securities Act ☐

The term “new or revised financial accounting standard” refers to any update issued by the Financial Accounting Standards Board to its Accounting Standards Codification after April 5, 2012.

The registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to such Section 8(a), may determine.

EXPLANATORY NOTE

Innovation Beverage Group Limited is filing this Amendment No. 5 to its registration statement on Form F-1 (file no. 333-266965) (the “Registration Statement”) to amend the Exhibit Index. Accordingly, this amendment consists only of the facing page, this explanatory note, the Exhibit Index, the signature page to the Registration Statement and the filed exhibits. The remainder of the Registration Statement is unchanged and has, therefore, been omitted.

EXHIBIT INDEX

Exhibit No.	Exhibit Title
1.1*	Form of Underwriting Agreement
3.1*	Constitution of Innovation Beverage Group Limited
4.1*	Form of Underwriter’s Warrant
4.2*	Shareholders’ Deed
4.3*	Specimen Certificate for Ordinary Shares
5.1*	Opinion of K&L Gates LLP, Australian Counsel of the Registrant as to the validity of the ordinary shares
5.2*	Opinion of Sichenzia Ross Ference LLP
10.1*	Rutherford, NJ Sublease for REG Liquors, LLC Property, dated October 1, 2013
10.2*	Sydney Lease Deed for Seven Hills Facility
10.3*	Transfer of Lease, Mortgage or Charge (lease registered number AH858213) between Europa International Pty Ltd and Australian Boutique Spirits Pty Ltd, dated October 29, 2018
10.4*	Executive Services Agreement between Australian Boutique Spirits Pty Ltd, Beri Beverages Pty Ltd and Sahil Beri, dated November 1, 2021
10.5*	Contract of Employment between Australian Boutique Spirits Pty Ltd and Tianyi Eric Yu, dated July 1, 2018
10.6*	Consulting Agreement between Australian Boutique Spirits Pty Ltd and Great Plains Development, Inc., dated February 15, 2022
10.7*	Contract of Employment between Australian Boutique Spirits Pty Ltd and Clive Coleman, dated July 1, 2018
10.8*	Non-Executive Director’s Agreement between Australian Boutique Spirits Pty Ltd and Sally E. Cardillo, dated April 29, 2022
10.9*	Non-Executive Director’s Agreement between Australian Boutique Spirits Pty Ltd and Sameer Sethi, dated April 29, 2022
10.10*	Non-Executive Director’s Agreement between Australian Boutique Spirits Pty Ltd and Kristopher Salinger, dated April 29, 2022
10.11*	Deed of Novation by and among Europa International Pty Ltd, Coca-Cola Amatil (Australia) Pty Ltd, and Australian Boutique Spirits Pty Ltd, dated July 2, 2018
10.12*	Manufacturing Agreement between Europa International Pty Ltd and Coca-Cola Amatil (Australia) Pty Ltd, dated December 22, 2016.
10.13*	Notice Under 2016 Europa Manufacturing Agreement dated January 9, 2019.
10.14*	Manufacturing Agreement between Europa International Pty Ltd and Coca-Cola Amatil (Australia) Pty Ltd, dated June 9, 2017.
10.15*	Manufacturing Supply and License Agreement between Australian Boutique Spirits Pty Ltd and Elegance Brands, Inc., dated July 31, 2020
10.16*+	Amendment Agreement between Australian Boutique Spirits Pty Ltd and Elegance Brands, Inc. dated March 10, 2021
10.17*	Termination of BevMart Agreement and Amendment to Manufacturing Agreement between Australian Boutique Spirits Pty Ltd and Elegance Brands, Inc., dated June 14, 2021
10.18*+	Novation of Debt Agreement between Amit Beri and Meena Beri, dated December 27, 2021
10.19*	2022 Equity Incentive Plan
10.20*	Form of Lock-Up Agreement
14*	Code of Ethics and Business Conduct
21.1*	List of Subsidiaries
23.1*	Consent of Accell Audit and Compliance, PA for Innovation Beverage Group Limited
23.2*	Consent of Accell Audit and Compliance, PA for Reg Liquors, LLC (d/b/a Wired for Wine)
23.3*	Consent of K&L Gates LLP (Included in Exhibit 5.1)
23.4*	Consent of Sichenzia Ross Ference LLP (Included in Exhibit 5.2)
24.1	Power of Attorney (included in signature pages)
99.1*	Consent of IWSR
99.2*	Audit Committee Charter
99.3*	Nomination and Remuneration Committee Charter
107*	Filing Fee Table

* Previously Filed.

+ Pursuant to Item 601(b)(10)(iv) of Regulation S-K promulgated by the U.S. Securities and Exchange Commission, certain portions of this exhibit have been omitted because it is both not material and the type of information that Innovation Beverage Group Limited treats as private or confidential.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-1 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the State of Florida, United States on September 20, 2022.

INNOVATION BEVERAGE GROUP LIMITED
By:	/s/ Dean Huge
Name:	Dean Huge
Title:	Chief Executive Officer (Principal Executive Officer)

Power of Attorney

KNOW ALL PERSONS BY THESE PRESENTS, that each of the undersigned constitutes and appoints Dean Huge, acting alone, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for such person and in his name, place and stead, in any and all capacities, to sign this Registration Statement on Form F-1, or other appropriate form, and all amendments thereto, including post-effective amendments, of Innovation Beverage Group Limited, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, each acting alone, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming that any such attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.

NAME	POSITION	DATE
/s/ Dean Huge	Chief Executive Officer (Principal Executive Officer)	September 20, 2022
Dean Huge
/s/ Tianyi Eric Yu	Chief Financial Officer (Principal Financial Officer and Controller)	September 20, 2022
Tianyi Eric Yu
/s/ Sahil Beri	Chief Operating Officer and Chairman	September 20, 2022
Sahil Beri
/s/ Clive Coleman	Chief Commercial Officer	September 20, 2022
Clive Coleman
/s/ Sally Cardillo	Director	September 20, 2022
Sally Cardillo
/s/ Kristopher Laurens Salinger	Director	September 20, 2022
Kristopher Laurens Salinger
/s/ Sameer Sethi	Director	September 20, 2022
Sameer Sethi

SIGNATURE OF AUTHORIZED REPRESENTATIVE IN THE UNITED STATES

Pursuant to the Securities Act of 1933, the undersigned, the duly authorized representative in the United States of the Company has signed this registration statement or amendment thereto in the State of Florida, United States on September 20, 2022.

Authorized U.S. Representative
Dean Huge
By:	/s/ Dean Huge
Name:	Dean Huge
Title:	Chief Executive Officer